Exhibit 10.37


                             CONTRIBUTION AGREEMENT


               CONTRIBUTION AGREEMENT, dated as of October 21, 2002 (this "Agreement"), by and between HomeFed Corporation, a Delaware corporation ("HomeFed") and San Elijo Hills Development Company, LLC, a Delaware limited liability company ("San Elijo") (collectively, the "Parties").

                              W I T N E S S E T H :


               WHEREAS, pursuant to a Development Management Agreement dated as of August 14, 1998 (the "Management Agreement") entered into by and between these Parties, as amended by the Amendment to the Development Management Agreement dated as of October 21, 2002, HomeFed is entitled to receive from San Elijo a Success Fee (as defined in the Management Agreement) for services provided; and

               WHEREAS, as of the date hereof, HomeFed may have earned certain amounts of Success Fee due from San Elijo in an amount determined pursuant to the Management Agreement (the "Accrued Success Fee"); and

               WHEREAS, pursuant to the Stock Purchase Agreement dated as of October 21, 2002, HomeFed purchased from Leucadia National Corporation all of the issued and outstanding shares of capital stock of CDS Holding Corporation, a Delaware corporation, resulting in HomeFed becoming the indirect parent corporation of San Elijo; and

               WHEREAS, HomeFed wishes to contribute the Accrued Success Fee to San Elijo for no consideration; and

               WHEREAS, for federal income tax purposes, the parties intend that the Contribution (as defined below) shall qualify under Section 118 of the Internal Revenue Code of 1986, as amended.

               NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.   Agreement for Payment of Contribution. Effective as of October 21, 2002,
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     HomeFed shall, by capitalizing the Accrued Success Fee, if any, owed by San
     Elijo to HomeFed in the amount determined pursuant to the Management Agreement, make a capital contribution to San Elijo in the amount determined pursuant to the Management Agreement (the "Contribution") on the terms set forth herein.

               The Contribution shall be a contribution to the capital of San Elijo for which no consideration shall be exchanged.

2.   Completion. The Contribution shall take place as of October 21, 2002.
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3.   Counterparts. This Agreement may be executed in any number of counterparts,
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     all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

4.   Severability. Any term or provision of this Agreement that is invalid or
     ------------
     unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.   Governing Law. This Agreement shall be governed by, and construed in
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     accordance with, the laws of the State of California, without reference to choice of law principles, including all matters of construction, validity and performance, and shall be binding upon the successors and assigns of the parties hereto.

6.   Headings. Headings are for convenience only and shall not affect the
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     interpretation of this Agreement.

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               IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement as of the date first written above.



                                      SAN ELIJO HILLS DEVELOPMENT COMPANY, LLC

                                      By:      /s/  Curt R. Noland
                                               ____________________________
                                               Name:   Curt R. Noland
                                               Title:  Vice President



                                      HOMEFED CORPORATION

                                      By:      /s/  Paul J. Borden
                                               ____________________________
                                               Name:   Paul J. Borden
                                               Title:  President